EXHIBIT 99.1

ADTRAN, Inc.

REPORTS RESULTS for the THIRD QUARTER 2016

and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, AL.—October 18, 2016—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2016. For the quarter, sales were $168,890,000 compared to $158,078,000 for the third quarter of 2015. Net income was $12,415,000 compared to $7,067,000 for the third quarter of 2015. Earnings per share, assuming dilution, were $0.26 compared to $0.14 for the third quarter of 2015. Non-GAAP earnings per share were $0.26 compared to $0.19 for the third quarter of 2015. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our revenue performance for the quarter exceeded expectations with total revenue increasing 7% over the same period last year. I am particularly pleased to see our international business grow 42 percent over the previous quarter and 7 percent year-over-year, driven by stronger broadband access sales in Europe. I am also pleased with the continued growth in our services business which increased 35 percent over the previous quarter and grew 63 percent year-over-year as we execute on our leading market position in CAF II and vectoring solutions and services. We continue to believe that ADTRAN’s ability to help service providers grow revenue, reduce costs, accelerate buildout and transition to a software-defined access network is proving to be a catalyst for change within the industry.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2016. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on November 3, 2016. The ex-dividend date is November 1, 2016, and the payment date is November 17, 2016.

The Company confirmed that its third quarter conference call will be held Wednesday, October 19, 2016, at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Roger Shannon Senior Vice President & CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$66,292	$84,550
Short-term investments	55,516	34,396
Accounts receivable, net	101,822	71,917
Other receivables	12,159	19,321
Income tax receivable, net	540	—
Inventory	96,034	91,533
Prepaid expenses and other current assets	14,477	10,145
Deferred tax assets, net	17,963	18,924

Total Current Assets	364,803	330,786

Property, plant and equipment, net	78,078	73,233
Deferred tax assets, net	17,263	18,091
Goodwill	3,492	3,492
Other assets	13,548	9,276
Long-term investments	178,379	198,026

Total Assets	$655,563	$632,904

Liabilities and Stockholders’ Equity
Accounts payable	$67,399	$48,668
Unearned revenue	15,744	16,615
Accrued expenses	16,010	12,108
Accrued wages and benefits	16,468	12,857
Income tax payable, net	—	2,395

Total Current Liabilities	115,621	92,643

Non-current unearned revenue	7,105	7,965
Other non-current liabilities	26,740	24,236
Bonds payable	27,900	27,900

Total Liabilities	177,366	152,744

Stockholders’ Equity	478,197	480,160

Total Liabilities and Stockholders’ Equity	$655,563	$632,904

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sales
Products	$136,277	$138,120	$398,709	$411,723
Services	32,613	19,958	75,086	49,328

Total Sales	168,890	158,078	473,795	461,051

Cost of Sales
Products	70,988	75,969	202,905	231,739
Services	22,094	11,460	50,333	24,854

Total Cost of Sales	93,082	87,429	253,238	256,593

Gross Profit	75,808	70,649	220,557	204,458

Selling, general and administrative expenses	33,716	30,016	97,367	93,203
Research and development expenses	31,962	32,561	92,727	100,576

Operating Income	10,130	8,072	30,463	10,679

Interest and dividend income	910	839	2,692	2,680
Interest expense	(143)	(151)	(430)	(448)
Net realized investment gain	1,316	2,060	4,154	8,430
Other income (expense), net	(246)	52	(378)	(848)
Gain on bargain purchase of a business	3,550	—	3,550	—

Income before provision for income taxes	15,517	10,872	40,051	20,493

Provision for income taxes	(3,102)	(3,805)	(12,394)	(7,565)

Net Income	$12,415	$7,067	$27,657	$12,928

Weighted average shares outstanding—basic	48,470	49,862	48,839	51,682
Weighted average shares outstanding—diluted (1)	48,678	49,927	49,036	51,792

Earnings per common share—basic	$0.26	$0.14	$0.57	$0.25
Earnings per common share—diluted (1)	$0.26	$0.14	$0.56	$0.25

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Income	$12,415	$7,067	$27,657	$12,928

Other Comprehensive Income (Loss), net of tax:
Unrealized gains (losses) on available-for-sale securities	258	(4,291)	(162)	(6,577)
Defined benefit plan adjustments	36	71	103	211
Foreign currency translation	575	(1,351)	1,202	(3,797)

Other Comprehensive Income (Loss), net of tax	869	(5,571)	1,143	(10,163)

Comprehensive Income, net of tax	$13,284	$1,496	$28,800	$2,765

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$27,657	$12,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,260	10,765
Amortization of net premium on available-for-sale investments	489	2,085
Net realized gain on long-term investments	(4,154)	(8,430)
Net loss on disposal of property, plant and equipment	21	189
Gain on bargain purchase of a business	(3,550)	—
Stock-based compensation expense	4,601	4,788
Deferred income taxes	(447)	(2,332)
Tax impact from stock option exercises	(16)	(40)
Excess tax benefits from stock-based compensation arrangements	—	(3)
Change in operating assets and liabilities:
Accounts receivable, net	(29,370)	843
Other receivables	7,475	10,532
Inventory	(683)	(14,945)
Prepaid expenses and other assets	(5,180)	(1,665)
Accounts payable	16,363	13,687
Accrued expenses and other liabilities	7,307	(3,996)
Income tax payable/receivable, net	(2,941)	(1,137)

Net cash provided by operating activities	27,832	23,269

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,684)	(7,843)
Proceeds from disposals of property, plant and equipment	—	122
Proceeds from sales and maturities of available-for-sale investments	141,103	189,728
Purchases of available-for-sale investments	(139,181)	(113,227)
Acquisition of business	(943)	—

Net cash provided by (used in) investing activities	(11,705)	68,780

Cash flows from financing activities:
Proceeds from stock option exercises	1,076	907
Purchases of treasury stock	(22,917)	(65,808)
Dividend payments	(13,230)	(13,989)
Excess tax benefits from stock-based compensation arrangements	—	3

Net cash used in financing activities	(35,071)	(78,887)

Net increase (decrease) in cash and cash equivalents	(18,944)	13,162
Effect of exchange rate changes	686	(2,914)
Cash and cash equivalents, beginning of period	84,550	73,439

Cash and cash equivalents, end of period	$66,292	$83,687

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$1,174	$1,303

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Restructuring expense included in cost of sales	$1,307	$9	$1,307	$107

Selling, general and administrative expense	637	194	637	838
Research and development expense	—	712	—	2,095

Restructuring expense included in operating expenses	637	906	637	2,933

Total restructuring expense	1,944	915	1,944	3,040
Provision for income taxes	(603)	(357)	(603)	(1,186)

Total restructuring expense, net of tax	$1,341	$558	$1,341	$1,854

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2016 and 2015 for all three transactions are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$191	$504	$643

NSN BBA acquisition
Amortization of acquired intangible assets	225	231	680	701
Amortization of other purchase accounting adjustments	114	101	194	395
Acquisition related professional fees, travel and other expenses	—	20	—	61

Subtotal NSN BBA acquisition	339	352	874	1,157

CommScope acquisition
Amortization of acquired intangible assets	112	—	112	—
Amortization of other purchase accounting adjustments	84	—	84	—
Acquisition related professional fees, travel and other expenses	45	—	45	—

Subtotal CommScope acquisition	241	—	241	—

Total acquisition related expenses, amortizations and adjustments	738	543	1,619	1,800
Provision for income taxes	(261)	(183)	(512)	(609)

Total acquisition related expenses, amortizations and adjustments, net of tax	$477	$360	$1,057	$1,191

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue (adjustments to deferred revenue recognized in the period)	$—	$65	$—	$196
Cost of goods sold	169	7	189	52

Subtotal	169	72	189	248

Selling, general and administrative expenses	54	23	61	74
Research and development expenses	515	448	1,369	1,478

Subtotal	569	471	1,430	1,552

Total acquisition related expenses, amortizations and adjustments	738	543	1,619	1,800
Provision for income taxes	(261)	(183)	(562)	(609)

Total acquisition related expenses, amortizations and adjustments, net of tax	$477	$360	$1,057	$1,191

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Stock-based compensation expense included in cost of sales	$88	$59	$282	$202

Selling, general and administrative expense	765	812	2,322	2,226
Research and development expense	639	803	1,997	2,360

Stock-based compensation expense included in operating expenses	1,404	1,615	4,319	4,586

Total stock-based compensation expense	1,492	1,674	4,601	4,788
Tax benefit for expense associated with non-qualified options	(218)	(218)	(643)	(620)

Total stock-based compensation expense, net of tax	$1,274	$1,456	$3,958	$4,168

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP earnings per common share – diluted	$0.26	$0.14	$0.56	$0.25

Restructuring expense	0.03	0.01	0.03	0.04
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.03	0.03	0.08	0.08
Gain on bargain purchase of a business	(0.07)	—	(0.07)	—

Non-GAAP earnings per common share – diluted	$0.26	$0.19	$0.62	$0.39